Your Vote Counts! CINTAS CORPORATION 6800 CINTAS BOULEVARD P.O. BOX 625737 CINCINNATI, OH 45262-5737 ATTN: LEISHA SMITH CINTAS CORPORATION You invested in CINTAS CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on October 25, 2022. Vote Virtually at the Meeting* October 25, 2022 11:30 A.M. (Eastern Daylight Time) Virtually at: www.virtualshareholdermeeting.com/CTAS2022 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D90610-P79843 Get informed before you vote View the Notice of Annual Meeting, the Proxy Statement and the Company’s 2022 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to October 11, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2022 Annual Meeting Vote by October 24, 2022 11:59 PM ET. For shares held in a Plan, vote by October 20, 2022 11:59 PM ET.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D90611-P79843 Against Against 1. Election of Directors Nominees: 1c. Melanie W. Barstad 1a. Gerald S. Adolph 1d. Karen L. Carnahan 1b. John F. Barrett 1e. Robert E. Coletti 1f. Scott D. Farmer 1g. Joseph Scaminace 1h. Todd M. Schneider 1i. Ronald W. Tysoe 2. To approve, on an advisory basis, named executive officer compensation. 3. To ratify Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023. 4. Approval of amendments to the Company’s Restated Articles of Incorporation to eliminate the supermajority voting requirement for business combinations with interested persons. 7. A shareholder proposal regarding special shareholder meeting improvement, if properly presented at the meeting. 8. A shareholder proposal regarding report on political contributions, if properly presented at the meeting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For For For For For For For For For For For For For For 5. Approval of amendments to the Company’s Restated Articles of Incorporation to eliminate the supermajority voting requirement to remove directors for cause. 6. Approval of amendments to the Company’s Restated Articles of Incorporation to eliminate the supermajority voting requirement for shareholder approval of mergers, share exchanges, asset sales and dissolutions.